UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 24, 2008

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL	60169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

The Board of Directors (the “Board”) of Career Education Corporation (the “Company”) approved a new form of Indemnification Agreement (the “New Indemnification Agreement”) to be entered into with its directors, Section 16 executive officers and other designated officers of the Company. The New Indemnification Agreements were effective on June 24, 2008. The Company may from time to time enter into additional indemnification agreements with future directors, officers and other employees.

For the current directors and executive officers of the Company who had entered into the Company’s previous form of indemnification agreement, which form of agreement was previously filed with the Securities and Exchange Commission, the entry into the New Indemnification Agreement will amend and restate the previous agreement.

The New Indemnification Agreement generally provides for the indemnification of and the advancing of expenses to the fullest extent permitted by Delaware law. The foregoing summary of the New Indemnification Agreement is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Form of Indemnification Agreement between the Company and its directors, Section 16 executive officers and other designated officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Michael J. Graham
Michael J. Graham
Executive Vice President and Chief Financial Officer

Dated: June 25, 2008

Exhibit Index

Exhibit Number	Description of Exhibit
10.1	Form of Indemnification Agreement between the Company and its directors, Section 16 executive officers and other designated officers of the Company.

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